EXHIBIT 16.1

                           [ERNST & YOUNG LETTERHEAD]



November 19, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K dated November 19, 1999, of Applied Voice Recognition, Inc. and are in agreement with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                             /s/ Ernst & Young  LLP